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                                                                      EXHIBIT 10


                           MEDICAL DIRECTOR AGREEMENT


         This MEDICAL DIRECTOR AGREEMENT ("Agreement") is entered into effective the 1st day of January, 1998 (the "Effective Date") by and between AmSurg Corp., a Tennessee corporation ("AmSurg") and Bergein F. Overholt, M.D. ("Medical Director").

                                   WITNESSETH:

         WHEREAS, AmSurg develops, acquires and operates practice-based ambulatory surgery centers in partnership with physician practice groups throughout the United States; and

         WHEREAS, AmSurg desires to engage the Medical Director to assist AmSurg in the direction and coordination of all medical aspects of AmSurg's operations; and

         WHEREAS, Medical Director is a physician duly licensed to practice medicine in the State of Tennessee and is willing to serve in the capacity as medical director of AmSurg upon the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the provisions set forth herein and other good and valuable consideration, the receipt of which is hereby acknowledged, AmSurg and the Medical Director agree as follows:

                                    AGREEMENT

1.       DUTIES AND RESPONSIBILITIES.

         A. The Medical Director shall be responsible for the direction and coordination of all medical aspects of AmSurg's operations. The Medical Director shall have the duties and responsibilities assigned to him from time to time by the Company's senior management, including but not limited to:

                  (1) assisting in developing policies and procedures for AmSurg's ambulatory surgery centers, physician practices and specialty physician networks;

                  (2) ensuring that AmSurg adopts appropriate medical procedures for implementation in its ambulatory surgery centers that comply with all local, state and federal regulations and policies;

                  (3) acting as a liaison between AmSurg and each of the medical directors of the ambulatory surgery centers owned by AmSurg;

                  (4) acting as a liaison between AmSurg and external organizations and individuals, including managed care organizations, consultants and others;




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                  (5)   assisting AmSurg with designated compliance program
                        functions;

                  (6) assisting with peer review functions as needed or requested by AmSurg; and

                  (7)   assisting the Development staff as requested.

         B. The Medical Director agrees to devote whatever time is necessary to adequately perform his duties hereunder. The parties anticipate that in order for the Medical Director to adequately fulfill his duties and responsibilities, he will need to devote approximately 150 hours per year to Medical Director duties.

2. COMPENSATION. In consideration of the duties and responsibilities of the Medical Director, AmSurg hereby agrees to pay the Medical Director annual compensation in the amount of $50,000 to be paid in equal monthly installments in arrears due on the first day of each month commencing on the first month after the Effective Date.

3.       TERM.

         A. The initial term of this Agreement shall be for one (1) year from the Effective Date (the "Initial Term"). This Agreement shall be automatically renewed thereafter for additional one
                  (1) year terms unless either party gives the other party written notice of termination no later than 90 days prior to the anniversary date hereof.

         B. This Agreement may be terminated by either party without cause at any time upon ninety (90) days prior written notice to the other party.

4.       DEFAULT.

         A. The Medical Director shall be in default of this Agreement if he fails to perform any material term hereof, and such failure is not cured within 30 days after receipt of written notice from AmSurg of such failure. In the event of such default, AmSurg shall have the right to terminate this Agreement immediately by written notice to the Medical Director.

         B. AmSurg shall be in default of this Agreement if it fails to perform any material term hereof and such failure is not cured with 30 days after receipt of written notice from the Medical Director of such failure. In the event of such default, the Medical Director shall have the right to terminate this Agreement immediately by written notice to AmSurg.




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5. IMMEDIATE TERMINATION. Upon the occurrence of either of the following events:

         A. Personal misconduct by the Medical Director, including, but not limited to, failure to comply with the ethical provisions of the American Medical Association; or

         B. The conviction of the Medical Director of any crime punishable as a felony involving moral turpitude, immoral conduct or professional misconduct or negligence.

         Then in such event this Agreement shall terminate immediately and AmSurg shall have the right to engage another physician to serve as Medical Director for AmSurg.

6. INDEPENDENT CONTRACTOR. The relationship between the Medical Director and AmSurg is, and shall remain, one of independent contractorship. Nothing in this Agreement shall be construed to constitute either party as the agent, employee or joint venturer of the other, nor shall either party have the right to bind the other party or make any promises or representations on behalf of the other party. AmSurg shall have no control or direction over the manner in which the Medical Director performs his responsibilities hereunder. The Medical Director shall have no claim against AmSurg for vacation pay, sick leave, retirement benefits, social security, worker's compensation, disability or unemployment insurance benefits or other employee benefits of any kind.

7.       INDEMNIFICATION.

         A. The Medical Director will indemnify and hold harmless AmSurg, its officers and directors from any and all losses, costs, damages, expenses and/or liabilities, including but not limited to any attorney's fees incurred by AmSurg, its officers or directors resulting from any lawsuit, claim or other legal proceeding or threatened proceeding arising out of or in connection with the acts or negligence or deliberate omissions of the Medical Director in the performance of his duties under this Agreement.

         B. AmSurg will indemnify and hold harmless the Medical Director from any and all losses, costs, damages, expenses and/or liabilities, including but not limited to any attorney's fees incurred by Medical Director resulting from any lawsuit, claim or other legal proceeding or threatened proceeding arising out of or in connection with the acts or omissions of AmSurg or any officer, director or employee of AmSurg in the performance of its obligations under this Agreement.

8. LIMITATION. The Medical Director agrees that during the Initial Term of this Agreement and any renewals thereof, and in the absence of prior written consent of AmSurg, the Medical Director shall not accept similar administrative or medical administrative responsibilities from, or serve in a similar capacity with, any other entity which is at such




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         time engaged or is proposing to engage in a business of like or similar nature to the business being conducted by AmSurg that, in the opinion of the Board of Directors of AmSurg, could interfere or conflict with the Medical Director's ability to adequately perform his responsibilities under this Agreement. The Medical Director may serve on the medical staff of hospitals as well as teach, lecture, write or provide consultations and other activities, which are not otherwise prohibited by this Section 8.

9. LIMITED RENEGOTIATION. This Agreement shall be construed to be in accordance with any and all federal and state laws, including laws relating to Medicare, Medicaid and other third party payors. In the event there is a change in such laws, whether by statute, regulation, agency or judicial decision that has any material effect on any term of this Agreement, then the applicable term(s) of the Agreement shall be subject to renegotiation and either party may request renegotiation of the affected term or terms of this Agreement, upon written notice to the other party, to remedy such condition.

         The parties expressly recognize that upon request for renegotiation, each party has a duty and obligation to the other only to renegotiate the affected term(s) in good faith and, further, the Medical Director expressly agrees that its consent to proposals submitted by AmSurg during renegotiation efforts shall not be unreasonably withheld.

         Should the parties be unable to renegotiate the term or terms so affected so as to bring it/them into compliance with the statute, regulation, or judicial opinion that rendered it/them unlawful or unenforceable within 30 days of the date on which notice of a desired renegotiation is given, then either party shall be entitled, after the expiration of said 30 day period, to terminate this Agreement upon 30 additional days written notice to the other party.

10. NO REQUIREMENT TO REFER. The parties acknowledge and agree that nothing contained in this Agreement requires the Medical Director to use or recommend the use of facilities or services owned or operated by AmSurg.

11.      MISCELLANEOUS.

         A. Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the state of Tennessee.

         B. Waiver of Breach. The waiver by a party of any breach of any provision of this Agreement by the other party shall not operate or be construed as a waiver of any subsequent breach of the same or any other provision hereof by that party.

         C. Entire Agreement. This instrument contains the entire agreement of the parties and supersedes all prior agreements and understandings between the parties with respect




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                  to the subject matter hereof. Amendments may be made to this
                  Agreement only upon the written approval of both AmSurg and the Medical Director.

         D. Severability. The provisions of this Agreement shall be severable, and the invalidity of any provision, or portion thereof, shall not affect the validity of the other provisions.

         E. Arbitration. All disputes relative to this Agreement shall be resolved by arbitration pursuant to the rules of the American Health Lawyers Association ("AHLA") then pertaining. Arbitration proceedings shall be held in Nashville, Tennessee. The parties may, if they are able to do so, agree upon one arbitrator; otherwise, there shall be three arbitrators selected to resolve disputes pursuant to this Section 11, one named in writing by each party within 15 days after notice of arbitration is served upon either party by the other and a third arbitrator selected by the two arbitrators selected by the parties within 15 days thereafter.

                  If the two arbitrators cannot select a third arbitrator within such 15 days, either party may request that the AHLA select such third arbitrator. If one party does not choose an arbitrator within 15 days, the other party shall request that the AHLA name such other arbitrator. No one shall serve as arbitrator who is in any way financially interested in this Agreement or in the affairs of either party.

                  Each of the parties hereto shall pay its own expenses of arbitration and one-half of the expenses of the arbitrators. If any position by either party hereunder, or any defense or objection thereto, is deemed by the arbitrators to have been unreasonable, the arbitrators shall assess, as part of their award against the unreasonable party or reduce the award to the unreasonable party, all or part of the arbitration expenses (including reasonable attorneys' fees) of the other party and of the arbitrators.

         F. No Presumption Created. The parties acknowledge that they have independently negotiated the provisions of this Agreement, that they have relied upon their own counsel as to matters of law and any application to this Agreement and that neither party has relied on the other party with regard to such matters of law or application. The parties expressly agree that there shall be no presumption created as a result of either party having prepared in whole or in part any provision of this Agreement.

         G. Assignment. The Medical Director acknowledges that the services to be rendered by him are unique and personal, and that the Medical Director therefore may not assign such rights, duties or obligations hereunder. The rights, obligations and duties of AmSurg hereunder shall inure to the benefit of and be binding upon successors and assigns of AmSurg.


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         H.       Notices. Except as otherwise provided in this Agreement, any notice, payment, demand or communication required or permitted to be given by any provision of this Agreement shall be duly given

                  (1) if delivered in writing, personally to the person to whom it is authorized to be given,

                  (2) if sent by certified or registered mail, facsimile, overnight courier service, or telegraph, as follows:

                           If to AmSurg:

                                  AmSurg Corp.
                                  Suite 350
                                  One Burton Hills Boulevard
                                  Nashville, Tennessee 37215
                                  Facsimile: (615) 665-0755
                                  Attn: Claire M. Gulmi

                           If to the Medical Director:

                                  Bergein F. Overholt, M.D.
                                  Gastrointestinal Associates, P.C.
                                  801 Weisgarber Road
                                  Suite 100
                                  Knoxville, Tennessee 37950-9002
                                  Facsimile: (423) 588-2126

                  or to such other address as either party may from time to time specify by written notice to the other party.

                  Any such notice shall be deemed to be given as of the date so delivered, if delivered personally, as of the date on which the same was deposited in the United States mail, postage prepaid, addressed and sent as aforesaid, or on the date received if sent by electronic facsimile.

         I. Access to Books and Records. Upon written request of the Secretary of Health and Human Services or the Comptroller General or any other duly authorized representatives thereof, the Medical Director shall make available to the Secretary those contracts, books, documents and records necessary to verify the nature and extent of the cost of providing his services. Such inspection shall be available up to four (4) years after such services are rendered. If the Medical Director carries out any of the duties of the Agreement through a subcontract with a value of Ten Thousand Dollars ($10,000) or more over a 12 month period with a related



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                  individual or organization, the Medical Director agrees to include this requirement in such subcontract. If a request from the Secretary or her representative is served on the Medical Director, the Medical Director will notify AmSurg in writing prior to responding to the request.


         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                           AMSURG CORP.


                                           By:/s/ Ken P. McDonald
                                              --------------------------------
                                              Title: President



                                           MEDICAL DIRECTOR:


                                           /s/ Bergein F. Overholt, M.D.
                                           -----------------------------------
                                           Bergein F. Overholt, M.D.







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